                                                                    EXHIBIT 21.1

                      KINDER MORGAN, INC. AND SUBSIDIARIES

NAME OF COMPANY

KN Cogeneration, Inc.
Thermo Gas Marketing, Inc.
Thermo Project Management, Inc.
Valley Operating, Inc.
KN Thermo, L.L.C.
Kinder Morgan Ft. Lupton Operator LLC
Thermo Cogeneration Partnership, L.P.
Thermo Greeley, LLC
KN Telecommunications, Inc.
KN Gas Supply Services, Inc.
KN Natural Gas, Inc.
Red Rock Energy, LLC
Kinder Morgan Power Company
KN TransColorado, Inc.
Northern Gas Company
Rocky Mountain Natural Gas Company
Kinder Morgan Foundation (nonprofit)
Western Slope Energy Services, LLC
KN Gas Gathering, Inc.
MidCon Corp.
MidCon Gas Services Corp.
MCN Gulf Processing Corp.
Natural Gas Pipeline Company of America
NGPL Overthrust, Inc.
NGPL Canyon Compression Co.
Canyon Creek Compression Company
Horizon Pipeline Company, LLC
KN Management Corp.
MidCon Mexico Pipeline Corp.
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.
KN Energy International, Inc.
Kinder Morgan Igasamex, Inc.
KM International Services, Inc.
Lake Power L.L.C.
FR Holdings L.L.C.
Front Range Energy Associates, LLC
Kinder Morgan Michigan LLC
Kinder Morgan Illinois LLC
Kinder Morgan Missouri LLC
Kinder Morgan Power Partners LLC
Kinder Morgan Michigan Pipeline LLC
Kinder Morgan Arkansas LLC
KM Turbine Facility #6 LLC
KM Turbine Facility #7 LLC
Kinder Morgan Operator LLC
Kinder Morgan Michigan Operator LLC
Kinder Morgan Michigan Servicer LLC
Kinder Morgan Michigan Contractor LLC
Kinder Morgan Michigan Developer LLC
Triton Power Company LLC
Triton Power Michigan LLC

KMC Thermo, L.L.C.
Administracion y Operacion de Infraestructura, S.A. de C.V.
GNN Services, S. de R.L. de C.V.
Gas Natural del Noroeste, S.A. de C.V.